UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15515 Lemon Fish Drive, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 924-4332

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 3, 2021, the Registrant signed a Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of up to $750,000 with an original issue discount of 10% (“OID”) with an initial tranche of $130,000 (as the principal amount thereof may be increased pursuant to the terms thereof, in the form attached hereto as Exhibit A, convertible into shares of common stock of the Registrant (the “Common Stock”).

Interest on the Note will be incurred at the rate of 12% per annum guaranteed and has a maturity date one year from the date of execution of the Note. In the event of an event of default, interest will be at the rate of twenty percent (20%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The conversion price is a fixed $0.002 per share and conversion is not permitted for a minimum of six (6) months from the closing of each financing draw and pursuant to each draw, the Registrant will ensure that common stock is reserved for issuance on a one-to-one basis. If an Event of Default exists, or at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Conversion Price shall be the lesser of (i) $0.001 per share or (ii) seventy percent (70%) of the lowest trading price of the Common Stock during the ten (10) consecutive trading days including and immediately preceding the Conversion Date.

The Registrant received $102,100 of net proceeds from the issuance of the initial tranche of the Note after payment of the OID and debt issuance costs. The Registrant will have the option to prepay prior to maturity at 105% of the then outstanding Note principal and accrued interest.

Item 8.01 – Other Events

The Registrant also confirmed two permanent contractors working in the Football Operations Department as follows:

Mike McCarthy, Director of Football Operations. Mike has over 37 years executive experience in professional football as a Personnel Director in the USFL, AFL, NFL and CFL. He served as the General Manager for 6 CFL teams with his teams participating in 8 Grey Cups and winning 5 and signing Rocket Ismail of Notre Dame for Toronto’s 1991 Championship Team. He also scouted for the New England Patriots and San Diego Chargers. Mike has been labeled by members of the Canadian media as “the best evaluator of talent in the CFL”. He has spent the last 4 years scouting talent for the Registrant in both the NFL, CFL and other leagues. Mike began his career as a graduate assistant at the University of Oklahoma under famous Coach, Barry Switzer.

Mayfield Armstrong, ATC, CPed, Director of Sports Medicine and Training. Mayfield is considered one of the best known and respected athletic trainers in the United States and brings 30 plus years of experience. Mayfield has significant experience in the field including having been in Birmingham at Health South and Champion Sports Medicine, and its successors with famed Orthopedic surgeon James Andrews and others. He served as Head Athletic Trainer for NFL Europe for 12 years and has consulted for colleges, the NFL and NBA in numerous capacities. Mayfield has consulted with the Registrant for the last several years and will be responsible for the entire athletic training staffs for the Registrant’s football teams around the country.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Frank Murtha
Frank Murtha, President and Chief Executive Officer

Dated: August 9, 2021

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